Exhibit 3.1

DELTA AIR LINES, INC.

BYLAWS

As Amended and Restated through

December 7, 2022

Incorporated

Under the Laws of

Delaware

DELTA AIR LINES, INC.
BYLAWS

(As amended and restated through December 7, 2022)

ARTICLE I
Offices

Section 1. Registered Office.

The corporation shall maintain a registered office in the State of Delaware.

Section 2. Other Offices.

The corporation shall also have and maintain an office or principal place of business at Hartsfield-Jackson Atlanta International Airport, 1030 Delta Boulevard, City of Atlanta, County of Fulton, State of Georgia, and may also have offices at such other places, both inside and outside the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
Stockholders' Meetings

Section 1. Place of Meetings.

Meetings of the stockholders of the corporation shall be held at such place, either inside or outside the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 of Article I hereof.

Section 2. Annual Meetings.

The annual meetings of the stockholders of the corporation for the purpose of election of directors, and for such other business as may properly and lawfully come before them, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 3. Special Meetings.

Except as otherwise required by applicable law or as provided in the corporation’s Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”), special meetings of the stockholders of the corporation may be called, for any purpose or purposes, at any time only by (i) the Chair of the Board, (ii) the Chief Executive Officer, (iii) the Board of Directors, or (iv) stockholders constituting more than 20% of the voting power of the outstanding shares of stock entitled to vote generally for the election of directors. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Chair of the Board, the Chief Executive Officer or the Board of Directors.

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Section 4. Notice of Meetings.

(a)       Except as otherwise provided by law or the Certificate of Incorporation, written notice (as the term “written” is defined in Article XII hereof) of each meeting of stockholders, specifying the place, date and hour of the meeting and the purpose or purposes of the meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat, directed to the stockholders in accordance with the procedures set forth in Article X hereof.

(b)       If at any meeting action is proposed to be taken which, if taken, would entitle stockholders fulfilling the requirements of Section 262(d) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by a copy of that statutory section.

(c)       When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(d)       Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and to the extent permitted by law, will be waived by any stockholder by his or her attendance thereat, in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

(e)       Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his or her legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

Section 5. Quorum, Adjournment and Voting.

(a)       At all meetings of stockholders, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the voting power of the shares entitled to vote thereat shall constitute a quorum for the transaction of business. Shares, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the voting power of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

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(b)       Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the affirmative vote of the holders of a majority of the voting power of the stock present and entitled to vote at any meeting at which a quorum is present shall be the act of the stockholders.

Section 6. Voting Rights and Proxies.

(a)       Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the record date for determining the stockholders entitled to vote at a meeting shall be entitled to vote at such meeting. Shares standing in the names of two (2) or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one (1) of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

(b)       Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or such person's duly authorized agent, which proxy shall be filed with the Secretary of the corporation at or before the meeting at which it is to be used. The proxy so appointed need not be a stockholder. No proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period.

(c)       Any copy, facsimile telecommunication or other written communication may be substituted or used in lieu of the original written proxy, provided such copy shall be a complete reproduction of the entire original writing or transmission. In case of any challenge of the right of a given stockholder to vote in person or by proxy, the chair of the meeting shall be authorized to make the appropriate determination, which decision will be final.

Section 7. List of Stockholders.

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Electronic mail addresses or other electronic contact information shall not be required to be included on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.

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Section 8. Nominations; Stockholder Meetings.

(a)       Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this section, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section, or (iv) by any stockholder or group of stockholders of the corporation giving the notice provided for in Section 9 of this Article II.

(b)       Subject to Section 8(h) below, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this section, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice given pursuant to Section 8(a)(iii) shall be delivered to the Secretary at the principal executive offices of the corporation (if delivered by electronic mail or facsimile, the stockholder's notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the company's most recent proxy statement) by the close of business on the date that is not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year's annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation.

Such stockholder's notice given pursuant to Section 8(a)(iii) and this Section 8(b) shall set forth:

(i) as to each person whom the stockholder proposes to nominate pursuant to Section 8(a)(iii) for election or reelection as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) such person's written consent to being named in any proxy statement for the applicable meeting and accompanying proxy card as a nominee and to serving as a director if elected and (C) such additional information as is necessary for the Board of Directors to determine compliance of the proposed nominee with Section 1(B) under the heading “Selection and Composition of the Board” in the corporation’s corporate governance principles (the “Eligibility Standards”);

(ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

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(iii) as to the stockholder giving the notice and the beneficial owners if any on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (B) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (D) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (E) if the stockholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies or votes in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act (“Rule 14a-19”), a representation that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the corporation’s shares entitled to vote on the election of directors in support of such director nominees other than the corporation’s nominees.

If the corporation so requests, a stockholder giving the notice of any nominations or proposal to be properly brought before an annual meeting, and the beneficial owners if any on whose behalf the nomination or proposal is made, shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to the Secretary of the corporation not later than five (5) business days after the later of the record date or the date notice of the record date is first publicly announced (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than seven (7) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

The foregoing notice requirements of this section shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may also require any proposed nominee for election or re-election as a director to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. Such other information shall be delivered to the Secretary of the corporation not later than five (5) business days after the request by the corporation has been delivered to the stockholder who delivered the notice of nomination.

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(c)       The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Notwithstanding anything in this section to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement specifying the size of the increased Board of Directors made by the corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(d)       Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this section. In the event a special meeting of stockholders is called for the purpose of electing directors to the Board of Directors, any stockholder entitled to vote at such election may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting if the stockholder's notice required by this section shall be delivered to the Secretary at the principal executive offices of the corporation (if delivered by electronic mail or facsimile, the stockholder’s notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the company's most recent proxy statement) not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the corporation.

(e)       If any stockholder or beneficial owner provides notice pursuant to Rule 14a-19(b) with respect to any proposed nomination and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder or beneficial owner has met the requirements of Rule 14a-19(a)(3) in accordance with the following sentence, then the nomination of the stockholder or beneficial owner’s director nominees shall be disregarded, and no vote on the election of such director nominees shall occur (notwithstanding that proxies in respect of such vote may have been received by the corporation). Upon request by the corporation, if any stockholder or beneficial owner provides notice pursuant to Rule 14a-19(b), such stockholder or beneficial owner shall deliver to the corporation, no later than ten (10) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3).

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(f)       Only those persons who are nominated in accordance with the procedures set forth in this Article II shall be eligible for election as directors at any meeting of stockholders. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. Except as otherwise provided by law, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article II and, if any proposed nomination or business is not in compliance with this Article II, to declare that such defective proposal shall be disregarded. Notwithstanding the foregoing provisions of this section, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business under notice given pursuant to Section 8(a)(iii), such nomination shall be disregarded and/or such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this section, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing, or a reliable reproduction of the writing, at the meeting of stockholders.

(g)       For purposes of this section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(h)       Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this section. If a stockholder fails to comply with any applicable requirements of the Exchange Act, such stockholder’s proposed nomination or proposed business shall be deemed to have not been made in compliance with these Bylaws and shall be disregarded. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(i)       All meetings of the stockholders shall be presided over by the Chair of the board, or in the absence or disability of the Chair, by a director selected by resolution of the members of the Board of Directors.

(j)       The Board of Directors or the chair of the meeting may adopt such rules and regulations for the conduct of any meeting of stockholders as deemed appropriate. Except to the extent inconsistent with such rules and regulations, the chair of the meeting of stockholders shall have the right and authority to convene and adjourn the meeting, prescribe such rules, regulations and procedures and to do all acts, as in the judgment of such person, are appropriate for the proper conduct of the meeting, including establishing the order of business. Such rules, regulations or procedures, whether adopted by the Board of Directors or the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of persons at the meeting; (iii) limitations on attendance at or participation at the meeting to stockholders of record of the corporation, their duly authorized proxies or such other person as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) rulings on other matters of propriety of conduct or business at the meeting, including determining that any matter is not properly brought before the meeting and shall not be considered for approval by stockholders. Unless determined by the chair of the meeting or the Board of Directors or Secretary, the rules of parliamentary procedure shall not govern meetings of stockholders. The Secretary or an Assistant Secretary of the corporation should act as Secretary of a meeting of stockholders.

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Section 9. Proxy Access for Director Nominations.

(a)       In connection with an annual meeting of stockholders, the corporation shall include in its proxy statement and on its form of proxy the name of any person nominated for election to the Board of Directors (a “Stockholder Nominee”) by an Eligible Stockholder (as defined below), together with the Required Information (as defined below) if the following conditions are met:

(i) the Stockholder Nominee is identified in a timely notice that satisfies the requirements of this Section 9 (the “Stockholder Notice”);

(ii) the Stockholder Notice is submitted by a stockholder or a group of stockholders that satisfies the requirements of this Section 9 (an “Eligible Stockholder”);

(iii) the Eligible Stockholder expressly elects at the time of providing the Stockholder Notice to have its nominee included in the corporation’s proxy materials pursuant to this Section 9;

(iv) the Stockholder Nominee satisfies the eligibility and other requirements described in this Section 9; and

(v) any additional requirements of these Bylaws are met.

(b)       To qualify as an “Eligible Stockholder,” a stockholder or group of stockholders must:

(i) own (as defined below) a number of shares equal to three percent (3%) or more of the outstanding capital stock of the corporation eligible to vote in the election of directors (the “Required Shares”) as of both the date of the Stockholder Notice and the record date for determining stockholders entitled to vote at the applicable annual meeting;

(ii) have continuously owned the Required Shares for at least three (3) years prior to the date of the Stockholder Notice; and

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(iii) continue to own the Required Shares through the date of the annual meeting.

(c)       For purposes of satisfying the ownership requirement under this Section 9:

(i) the shares of the capital stock of the corporation owned by no more than twenty (20) stockholders, or by the person or persons who own shares of the capital stock of the corporation and on whose behalf any stockholder is acting, may be aggregated; and

(ii) a group of funds under common management and investment control shall be treated as one stockholder or person for this purpose.

No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 9 in a particular year. For the avoidance of doubt, if a group of stockholders aggregates ownership of shares in order to meet the requirements under this Section 9, all shares held by each stockholder constituting their contribution to the foregoing 3% threshold must be held by that stockholder continuously for at least three (3) years prior to the date of the Stockholder Notice, and evidence of such continuous ownership shall be provided as specified in Section 9(h).

(d)       For purposes of this Section 9, an Eligible Stockholder (or each stockholder of a group constituting an Eligible Stockholder) shall be deemed to “own” only those outstanding shares of the capital stock of the corporation as to which the stockholder possesses both:

(i) the full voting and investment rights pertaining to the shares; and

(ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares.

The number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by or on behalf of such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by or on behalf of such stockholder or any of its affiliates for any purpose or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by or on behalf of such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate.

A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on not more than five (5) business days’ notice or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

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(e)       The number of Stockholder Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 9, or if such amount is not a whole number, the closest whole number below twenty percent (20%).

For a particular annual meeting this number shall be reduced by:

(i) any Stockholder Nominees elected to the Board of Directors at either of the two (2) preceding annual meetings who are standing for reelection;

(ii) Stockholder Nominees whose nominations are subsequently withdrawn; and

(iii) Stockholder Nominees whom the Board of Directors or any committee designated by the Board of Directors decides to nominate for election to the Board of Directors.

In the event that one or more vacancies occurs on the Board of Directors for any reason after the deadline set forth in Section 9(f), but before the date of the annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the board in connection therewith, the maximum number of Stockholder Nominees appearing in the Proxy Statement shall be calculated based on the number of directors in office as so reduced.

In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 9 exceeds the maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the capital stock of the corporation each Eligible Stockholder disclosed as owned in information submitted to the corporation pursuant to Section 9(h) and confirmed by the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(f)       To be timely, the Eligible Stockholder must submit a Stockholder Notice to the Secretary of the corporation not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days before the anniversary of the date the corporation commenced delivery of its proxy materials in connection with the most recently held annual meeting of stockholders. If the annual meeting is called for a date that is more than thirty (30) days before or thirty (30) days after the anniversary of the most recent annual meeting, the Stockholder Notice must be submitted not later than the close of business on the later of one hundred and twenty (120) days in advance of such annual meeting date or ten (10) days following the day on which public disclosure of the date of the annual meeting was made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder Notice as described above.

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(g)       For purposes of this Section 9, the “Required Information” that the corporation will include in its proxy statement is:

(i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act; and

(ii) if the Eligible Stockholder so elects, a written statement not to exceed five hundred (500) words, in support of the Stockholder Nominee’s candidacy.

Notwithstanding anything to the contrary contained in this Section 9, the corporation may omit from its proxy materials any information or supporting statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. To be timely, the Required Information must be delivered to or mailed and received by the Secretary of the Corporation within the time period specified in Section 9(f) for providing the Stockholder Notice. Nothing in this Section 9 shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(h)       Within the time period specified in Section 9(f) for providing the Stockholder Notice, an Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 9) must also provide the following to the Secretary of the corporation:

(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3) year holding period) verifying that, as of a date within seven (7) days prior to the date of the Stockholder Notice, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares,

(ii) the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(iii) as to any group of funds whose shares are aggregated for purposes of constituting one stockholder, within five (5) business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the corporation that demonstrates that the funds are under common management and investment control;

(iv) the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(v) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended from time to time;

(vi) a written representation that the Eligible Stockholder:

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(A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent,

(B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being included in the corporation’s proxy materials pursuant to this Section 9,

(C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors,

(D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation, and

(E) has not nominated or been a part of a group that nominated any individual who has been elected to and continues to serve on the board of directors (or equivalent body) of any airline listed in the non-competition section of the Company’s most recent (as of the date of such representation) Model Award Agreement for the Delta Air Lines, Inc. Long-Term Incentive Plan as filed as an exhibit to the Company’s periodic reports with the Securities and Exchange Commission (“Airline Competitor”);

(vii) a description of:

(A) any ownership interest of the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 9) in any Airline Competitor and

(B) any financial, commercial, employment or other contractual relationship or affiliation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 9) currently has or had within the last three (3) years with any Airline Competitor;

(viii) a written undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 9) agrees to:

(A) own the Required Shares through the date of the annual meeting,

(B) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation,

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(C) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees (1) arising out of or related to a failure or alleged failure of the Eligible Stockholder or Stockholder Nominee to comply with, or any breach of, its, or his or her, as applicable, obligations, agreements or representations under or pursuant to this Section 9, (2) otherwise arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 9 or (3) arising out of or related to any violation or alleged violation of any applicable state or federal law (including without limitation the Clayton Antitrust Act of 1914 or other antitrust laws) or the listing standards of the New York Stock Exchange (or such other principal U.S. exchange upon which the capital stock of the corporation is listed if not the New York Stock Exchange) due to the conduct of the Eligible Stockholder or Stockholder Nominee in connection with the Stockholder Nominee’s service as a director if elected to the Board of Directors,

(D) file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act,

(E) comply with all other laws and regulations applicable to any nomination, solicitation or election in connection with the annual meeting,

(F) provide to the corporation prior to the annual meeting such additional information as necessary or reasonably requested by the corporation, and

(G) not engage in any effort to nominate or elect any individual to the board of directors (or equivalent body) of any Airline Competitor during any time that a Stockholder Nominee nominated by the Eligible Stockholder is serving on the Board of Directors of the corporation; and

(ix) a written designation by all members of a group that together constitute an Eligible Stockholder of one member to act on behalf of the group with respect to the nomination and matters related thereto, including any withdrawal of the nomination.

(i)       Within five (5) business days of the corporation’s request, a Stockholder Nominee must deliver to the Secretary of the corporation:

(i) all completed and signed questionnaires in the form required of the corporation’s directors and officers generally;

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(ii) a detailed description of all communications between the Stockholder Nominee and (a) any Airline Competitor or (b) any organization representing or seeking to represent any employee group of the corporation in collective bargaining matters; and

(iii) such additional information as is necessary to permit the Board of Directors to determine (A) if each Stockholder Nominee is independent under the listing standards of the New York Stock Exchange (or such other principal U.S. exchange upon which the capital stock of the corporation is listed if not the New York Stock Exchange), any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”), (B) the ability of each Stockholder Nominee to serve on the various committees of the Board of Directors and (C) compliance of the Stockholder Nominee with the Eligibility Standards (as defined in Section 8(b)).

(j)       The corporation shall not be required to include any Stockholder Nominee in its proxy materials for any meeting of stockholders pursuant to this Section 9:

(i) for which the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 8 of this Article II and such stockholder does not expressly elect at the time of providing the notice to have its nominee included in the corporation’s proxy materials pursuant to this Section 9;

(ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(iii) who is not independent under the Applicable Independence Standards in effect as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 9, as determined by the Board of Directors;

(iv) who is not in compliance with the Eligibility Standards in effect as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 9, as determined by the Board of Directors;

(v) whose election as a member of the Board of Directors would cause the corporation to be in violation of the Certificate of Incorporation, these Bylaws, the listing standards of the New York Stock Exchange (or such other principal U.S. exchange upon which the capital stock of the corporation is listed if not the New York Stock Exchange), or any applicable law, rule or regulation;

(vi) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

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(vii) whose election would cause the corporation to fail to qualify as “citizen of the United States” as the term is used in Section 40102(a)(15) of Title 49 of the United States Code or in any similar legislation of the United States enacted in substitution or replacement therefor, as interpreted by the United States Department of Transportation;

(viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted of a felony;

(ix) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(x) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors; or

(xi) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 9.

(k)       In the event that any information or communications provided by the Eligible Stockholder or Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct.

(l)       Notwithstanding anything to the contrary set forth herein, the Chair of the Board of Directors (or such other director presiding at the annual meeting if not the Chair of the Board of Directors) shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations or agreements or contravened any of its representations under this Section 9, as determined by the Chair of the Board of Directors (or such other director presiding at the annual meeting of stockholders), or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 9.

(m)       The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 9 and to make any and all determinations necessary or advisable to apply this Section 9 to any persons, facts or circumstances, including the power to determine:

(i) whether a person or group of persons qualifies as an Eligible Stockholder;

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(ii) whether outstanding shares of the corporation’s capital stock are “owned” for purposes of meeting the ownership requirements of this Section 9;

(iii) whether a Stockholder Notice complies with this Section 9;

(iv) whether a person satisfies the qualifications and requirements to be a Stockholder Nominee;

(v) whether inclusion of the Required Information in the corporation’s proxy statement is consistent with all applicable laws, rules, regulations and listing standards; and

(vi) whether any and all requirements of this Section 9 have been satisfied.

Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the corporation and all record or beneficial owners of stock of the corporation.

ARTICLE III
Directors

Section 1. Number and Term of Office.

(a) The number of directors which shall constitute the whole Board of Directors shall be not less than five (5) nor more than eighteen (18), the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Whole Board (as defined below). Except as provided in Section 3 of this Article, each director shall be elected by the vote of a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed fifty (50) percent of the votes cast with respect to that director (excluding abstentions); and, except in an election where the number of nominees exceeds the number of directors to be elected, any indication in a proxy card or voting instructions to withhold authority for the election of one or more nominees shall constitute a vote cast, which shall have the effect of a vote against the nominee(s). In an election in which the number of nominees does not exceed the number of directors to be elected, if a nominee who is a standing director is not elected, such director shall offer to tender his or her resignation to the Board of Directors. The Corporate Governance Committee of the Board of Directors shall make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors shall act on the Committee's recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The director who tenders his or her resignation shall not participate in the decision of the Board of Directors.

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(b)       Directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified, or until their earlier death, disqualification, resignation or removal.

Section 2. Powers.

The powers of the corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors.

Section 3. Vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant, and until his or her successor shall have been duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this section in the case of the death, disqualification, resignation or removal of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected (including any meeting referred to in Section 4 below) to elect the number of directors then constituting the Whole Board.

Section 4. Resignations and Removals.

(a)       Any director may resign at any time by delivering his or her written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time or upon the happening of a specific event or events, upon receipt by the Secretary, or at the pleasure of the Board of Directors. If no specification is made, the resignation shall be deemed effective upon delivery to the Secretary. A resignation conditioned upon a director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. When one (1) or more directors shall resign from the Board, effective at a future date, a majority of the directors remaining in office shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

(b)       Except as provided in Section 141 of the Delaware General Corporation Law, at any annual meeting or any special meeting of stockholders called for the purpose in the manner hereinabove provided, the Board of Directors, or any individual director, may be removed from office, with or without cause, and a new director or directors elected by a vote of the holders of a majority of the voting power of the shares entitled to vote at an election of directors.

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Section 5. Meetings.

(a)       Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 2 of Article I hereof. Regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware which has been designated by resolutions of the Board of Directors or the written consent of all directors. Notice of regular meetings of the directors is hereby dispensed with and no notice whatever of any such meetings need be given.

(b)       Special meetings of the Board of Directors may be held at any time and place inside or outside the State of Delaware whenever called by the Chair of the Board, or by the Chief Executive Officer (if a director) or by any three (3) directors.

(c)       Notice of the time and place of all special meetings of the Board of Directors shall be delivered to each director at least twenty-four (24) hours before the start of the meeting, either personally, by mail, by telecopy or by other means of electronic transmission. If notice is sent by first class mail, it will be deemed delivered three days after deposit in the U.S. mail. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat.

Section 6. Quorum and Voting.

(a)       A majority of the Whole Board shall constitute a quorum of the Board of Directors for the transaction of business. For purposes of these Bylaws, “Whole Board” shall mean the total number of directors of the corporation, as set by the Board of Directors pursuant to Section 1(a) of this Article III, which the corporation would have if there were no vacancies.

(b)       At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

(c)       Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)       The transactions of any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though made at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall deliver to the corporation a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 7. Action Without Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions, as the case may be, are filed with the minutes of proceedings of the Board or of such committee.

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Section 8. Fees and Compensation.

Directors may receive compensation for their services as directors as determined from time to time by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

Section 9. Chair of the Board.

The Board of Directors shall elect a chair to preside at meetings of the Board of Directors from among its members. The Chair of the Board shall have such powers and perform such duties as may be prescribed to him or her by the Board of Directors or provided in these Bylaws. If the Chair of the Board is not present at a meeting of the Board of Directors, or if there is a vacancy in the position of Chair of the Board, a majority of the directors present at such meeting shall elect one of their members to so preside.

Section 10. Committees.

(a)       The Board of Directors may appoint such committees as may be permitted by law. Such committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees. The Board may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided, however, that no committee shall consist of less than one (1) member. The membership of a committee member shall terminate on the date of his or her death or resignation, but the Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitutes a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(b)       Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this section shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be called by the chair of the committee or any two members of the committee upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director in attendance at a meeting. One-half of the number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

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Section 11. Emergency Bylaws.

In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the Delaware General Corporation Law, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board cannot readily be convened for action, then the director or directors in attendance at a meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one (1) or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate.

ARTICLE IV
Officers

Section 1. Officers Designated.

(a)       The officers of the corporation shall include a Chief Executive Officer and a Secretary, each of whom shall be elected or appointed by the Board of Directors. The Board of Directors may from time to time create other offices and establish the duties of such other officers and may elect or appoint the person who shall hold other offices, including a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (including Executive Vice Presidents, Senior Vice Presidents and the like), one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Any one (1) person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. Any office of the corporation may be left vacant from time to time at the discretion of the Board of Directors. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors or by a committee of the Board of Directors.

(b)       In addition to the authority of the Board of Directors as set forth in Section 1(a), the Chief Executive Officer shall have the authority to appoint one or more Senior Vice Presidents, Vice Presidents, any Assistant Secretaries, the Treasurer and any Assistant Treasurers and such other officers as the Board of Directors may from time to time authorize the Chief Executive to appoint. The Chief Executive Officer may from time to time, in his or her discretion, assign powers, duties, scope of job responsibilities and reporting arrangements for any such officer.

Section 2. Tenure, Succession and Duties of Officers.

(a)       All officers shall hold office at the discretion of the Board of Directors and until their successors shall have been duly elected and qualified, or until their earlier death, disqualification, resignation or removal. Any officer may be removed with or without cause at any time by the Board of Directors or, except in the case of an officer elected by the Board, by the Chief Executive Officer pursuant to authority delegated to him or her from time to time by the Board of Directors. If any vacancy occurs in any office, the Board of Directors may elect a successor to fill such vacancy for the remainder of the term. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the corporation.

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(b)       The officers of the corporation shall have such powers, authority and duties in the management of the corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the oversight of the Board. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any Director, or to any other person selected by it.

ARTICLE V
Execution of Corporate Instruments, and
Voting of Securities Owned by the Corporation

Section 1. Execution of Corporate Instruments.

(a)       From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the corporation, and only the persons so authorized shall sign or endorse such instruments.

(b)       Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 2. Execution and Voting of Securities Owned by Corporation.

All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the Secretary. Certificates for shares of stock or other securities owned by the corporation shall be executed, signed or endorsed by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, or the Secretary.

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ARTICLE VI
Shares of Stock

Section 1. Form and Execution of Certificates.

Shares of stock of the corporation shall be uncertificated and shall not be represented by certificates except to the extent as may be required by applicable law or as otherwise authorized by the Board of Directors, and if so issued shall be in such form as is consistent with the Certificate of Incorporation and applicable law. If shares of stock of the corporation shall be certificated, every holder of shares represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chair of the Board, or by the Chief Executive Officer, or by the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by a stockholder in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, and if and to the extent that the corporation shall be required or authorized as provided above to issue certificates representing all or a portion of such class or series of stock, then the powers, designations, preferences and relative, participating, optional or other special rights of each such class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements for such certificated shares, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Lost, Stolen or Destroyed Certificates.

The Board of Directors or the Secretary or an Assistant Secretary may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or the Secretary or an Assistant Secretary may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to indemnify the corporation in such manner as it shall require and/or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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Section 3. Transfers.

Transfers of shares of stock of the corporation shall be made on the books of the corporation kept by the corporation or by a transfer agent designated to transfer the shares of stock of the corporation only upon direction of the holders thereof, in person or by attorney duly authorized, and with regard to certificated shares, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.

Section 4. Fixing Record Dates.

(a)       In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)       In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5. Registered Stockholders.

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII
Other Securities of the Corporation

All bonds, debentures and other corporate securities of the corporation, other than stock certificates, may be signed by the Chair of the Board or the Chief Executive Officer or the President or any Vice President or such other person as may be authorized by the Board of Directors and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signature of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or Assistant Treasurer of the corporation, or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon, shall have ceased to be such officer of the corporation before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

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ARTICLE VIII
Corporate Seal

The corporation shall have a common seal, upon which shall be inscribed:

“DELTA AIR LINES, INC.
Incorporated 1967 --
Delaware”

In the event the corporation changes its name, the corporate seal shall be changed to reflect such new name. Any corporate instrument or document requiring the corporate seal may be executed as provided in Article V of these Bylaws, and the corporate seal shall be applied by the Secretary or any Assistant Secretary.

ARTICLE IX
Indemnification of Directors, Officers, Employees and Agents

Section 1. Right to Indemnification.

Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, including any and all appeals, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, or employee of the corporation (including service with respect to employee benefit plans) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee, or agent (hereafter an “Indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted, against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Indemnitee as a result of the actual or deemed receipt of any payments under this Article) actually or reasonably incurred by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter “Expenses”); provided, however, that except as to Proceedings to enforce rights to indemnification, the corporation shall indemnify any Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if the Proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

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Section 2. Authority to Advance Expenses.

Expenses incurred by an Indemnitee in defending a Proceeding shall be paid to the fullest extent not prohibited by law by the corporation in advance of the final disposition of such Proceeding. Expenses shall be advanced only upon delivery to the corporation of an undertaking, by or on behalf of an Indemnitee, to repay such Expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article or otherwise. Any obligation to reimburse the corporation for Expenses advanced shall be unsecured and no interest shall be charged thereon. Notwithstanding anything to the contrary herein, except as to Proceedings to enforce rights to advancement, the corporation shall not be obligated to pay to an Indemnitee in advance of the final disposition of a Proceeding, except as to proceedings to enforce rights to advancement, Expenses relating to a Proceeding (or part thereof) instituted against the corporation by such Indemnitee.

Section 3. Procedure for Obtaining Indemnification and Advancement.

To receive indemnification under this Article, an Indemnitee shall submit to the corporation a written request, including therewith such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine his or her entitlement to indemnification. To receive an advancement of Expenses under this Article, an Indemnitee shall submit to the corporation a written request that shall reasonably evidence the Expenses incurred by the Indemnitee in connection with a Proceeding and that shall include an undertaking to repay such Expenses if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as provided by this Article or otherwise. Upon receipt by the corporation of a written request for indemnification, a determination, if required by the Delaware General Corporation Law, with respect to an Indemnitee's request shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, even though less than a quorum; or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders. In any Proceeding brought by the Indemnitee to enforce a right of indemnification or to an advancement of Expenses hereunder, or brought by the corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of Expenses, under this Article or otherwise shall be on the corporation.

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Section 4. Right of Indemnitees to Bring Suit.

If a claim under Section 3 of this Article is not paid in full by the corporation within thirty (30) days after a written request has been received by the corporation, the Indemnitee may at any time thereafter bring suit, in a court of competent jurisdiction in the state of Delaware, against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the Indemnitee has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the Indemnitee for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

Section 5. Provisions Nonexclusive.

The rights to indemnification and to the advancement of Expenses conferred on any Indemnitee by this Article shall not be exclusive of any other rights that such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 6. Authority to Insure.

The corporation may purchase and maintain insurance to protect itself and any Indemnitee against any Expense, whether or not the corporation would have the power to indemnify the Indemnitee against such Expense under applicable law or the provisions of this Article.

Section 7. Survival of Rights.

The rights conferred upon Indemnitees in this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, or employee of the corporation and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

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Section 8. Settlement of Claims.

The corporation shall not be liable to indemnify any Indemnitee under this Article (a) for any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 9. Effect of Amendment.

Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Indemnitee existing at the time of such amendment, repeal, or modification.

Section 10. Subrogation.

In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 11. No Duplication of Payments.

The corporation shall not be liable under this Article to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 12. Merger or Consolidation.

For purposes of this Article IX, references to the “corporation” shall include, in addition to the corporation resulting from or surviving a consolidation or merger with the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employees, so that any person who is or was a director, officer or employee of such constituent corporation, while a director, officer or employee of such constituent corporation, is or was serving at the request of such constituent corporation as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan, shall stand in the same position under this Article IX with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

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Section 13. Severability.

If any provision of this Article IX shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof.

ARTICLE X
Notices

(a)       Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, the same shall be given in writing, either (a) timely and duly deposited in the United States Mail, postage prepaid, and addressed to the stockholder's last known post office address as shown by the stock record of the corporation or its transfer agent or (b) by a form of electronic transmission consented to by the stockholder to whom the notice is given, except to the extent prohibited by Section 232(e) of the Delaware General Corporation Law. Any consent to receive notice by electronic transmission shall be revocable by the stockholder by written notice to the corporation.

(b)       Any notice required to be given to any director may be given by the method hereinabove stated. Any such notice, other than one which is delivered personally, shall be sent to such post office address, facsimile number or electronic mail address as such director shall have filed in writing with the Secretary of the corporation, or, in the absence of such filing, to the last known post office address of such director. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one (1) permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(c)       If no post office address of a stockholder or director be known, such notice may be sent to the office of the corporation required to be maintained pursuant to Section 2 of Article I hereof. An affidavit executed by a duly authorized and competent employee of the corporation or the transfer agent or other agent of the corporation appointed with respect to the class of stock affected, specifying the name and post office address or the names and post office addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same (or, for any stockholder or director to whom notice has been directed by electronic transmission, the form of electronic transmission and the facsimile number, electronic mail address or other location to which such notice was directed and the time at which such notice was directed to each such director or stockholder), shall be prima facie evidence of the statements therein contained.

(d)       All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing. All notices given to stockholders by a form of electronic transmission, as above provided, shall be deemed to have been given: (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder. All notices given to directors by a form of electronic transmission, as above provided, shall be deemed to have been given when directed to the electronic mail address, facsimile number, or posted on an electronic network together with separate notice to the director’s email address.

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(e)       The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice.

(f)       Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

(g)       Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(h)       Whenever notice is to be given to the corporation by a stockholder under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, such notice shall be delivered to the Secretary at the principal executive offices of the corporation. If delivered by electronic mail or facsimile, the stockholder's notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the company's most recent proxy statement.

ARTICLE XI
Amendments

Unless otherwise provided in the Certificate of Incorporation, these Bylaws may be repealed, altered or amended or new Bylaws adopted at any meeting of the stockholders, either annual or special, by the affirmative vote of the holders of stock entitled to cast a majority of the voting power on such matter at any meeting at which a quorum is present. The Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the Whole Board), subject to the power of the stockholders to change or repeal such Bylaws.

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ARTICLE XII
Electronic Transmission

When used in these Bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the Delaware General Corporation Law, including without limitation any telegram, cablegram, facsimile transmission, communication by electronic mail and posting to an electronic network together with separate notice by electronic mail.

ARTICLE XIII
Adoption or Extension of Shareholder Rights Plan

The Board of Directors shall not adopt or extend any current or future shareholder rights plan, or “poison pill,” without prior stockholder approval unless, due to timing constraints or otherwise, the Board of Directors, in discharging its fiduciary duties, and acting upon the recommendation of the independent directors on the Board of Directors, determines that it would be in the best interests of the corporation to adopt or extend such shareholder rights plan without the delay that would result from seeking advance stockholder approval; provided that, if such a shareholder rights plan has a stated term longer than twelve (12) months, the Board of Directors will put the shareholder rights plan to a stockholder ratification vote within twelve (12) months after it is adopted or the shareholder rights plan will expire automatically one year after it is first adopted. If the shareholder rights plan is put to a stockholder vote by the Board of Directors and is not approved by a majority of the votes cast on the matter, the shareholder rights plan will terminate immediately after the vote has been certified by the inspector of elections.

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